UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 5, 2015 (December 31, 2014)

BECTON, DICKINSON AND COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive

Franklin Lakes, New Jersey 07417-1880

(Address of principal executive offices)(Zip Code)

(201) 847-6800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, on October 5, 2014, Becton, Dickinson and Company (“BD”) entered into an Agreement and Plan of Merger with CareFusion Corporation (“CareFusion”) and Griffin Sub, Inc. (“Merger Corp”), a wholly owned subsidiary of BD, pursuant to which BD would acquire CareFusion in a stock and cash transaction. As disclosed in the definitive proxy statement/prospectus dated December 19, 2014 and forming a part of the registration statement on Form S-4 filed with the SEC by BD and declared effective by the SEC on December 17, 2014, five putative stockholder class action lawsuits, which we refer to collectively as the Delaware actions, were filed against CareFusion, its directors, BD and Merger Corp in the Delaware Court of Chancery under the following captions: Cindy Algase Gradl v. CareFusion Corporation, et al., C.A. No. 10214 (October 8, 2014), Judy Nadler v. CareFusion Corporation, et al., C.A. No. 10239 (October 15, 2014), Helen Meinhardt v. CareFusion Corporation, et al., C.A. No. 10263 (October 21, 2014), Irene Dixon v. CareFusion Corporation, et al., C.A. No. 10266 (October 21, 2014), and Dorothy E. Dorn v. CareFusion Corporation, et al., C.A. No. 10292 (October 28, 2014). Also as previously disclosed in the definitive proxy statement/prospectus, (i) two putative class action complaints (captioned Michael J. Henriques v. CareFusion Corporation, et al., No. 37-2014-00035379-CU-SL-CTL and Washtenaw Cnty. Emps. Ret. Sys. v. CareFusion Corporation, et al., No. 37-2014-00037010-CU-SL-CTL.) were filed on October 17 and 29, 2014 against CareFusion, its directors, BD and Merger Corp in the California Superior Court of San Diego County, which, on December 1, 2014, granted the Defendants’ motion to stay those two actions; and (ii) one putative class action complaint (captioned Stuart J. Levinson v. CareFusion Corporation, et al., No. 114CV272631) was filed against the same defendants on October 30, 2014 in the California Superior Court of Santa Clara County, which, on November 19, 2014, stayed all proceedings in that action until the case management conference scheduled for March 6, 2015. The complaints in these actions allege generally that the members of the board of directors of CareFusion breached their fiduciary duties in connection with the merger by, among other things, carrying out a process that the plaintiffs allege did not ensure adequate and fair consideration to CareFusion stockholders. The complaints further allege that CareFusion, BD and Merger Corp aided and abetted the individual defendants’ breaches of their fiduciary duties. The plaintiffs in these actions seek, among other things, equitable relief to enjoin consummation of the merger, rescission of the merger and/or rescissory damages, and attorneys’ fees and costs.

On December 31, 2014, the parties in the Delaware actions entered into a memorandum of understanding providing for the settlement of the Delaware actions. If the proposed settlement is finally approved by the Delaware Court of Chancery, it will release all claims in all actions, including the Delaware actions and California actions, that were or could have been brought challenging any aspect of the proposed merger or the merger agreement and any disclosure made in connection therewith (excluding any demand for appraisal under Section 262 of the General Corporation Law of the State of Delaware).

The memorandum of understanding provides that the defendants will make certain supplemental disclosures related to the proposed merger, which are set forth below and which should be read in conjunction with the definitive proxy statement/prospectus. Defendants agreed to the memorandum of understanding solely to avoid the costs, risks and uncertainties inherent in litigation and without admitting or denying that further supplemental disclosure is required under any applicable rule, statute, regulation or law. The proposed settlement will not affect the amount of the merger consideration that CareFusion stockholders are entitled to receive in the merger or the timing of the special meeting of CareFusion’s stockholders, scheduled for January 21, 2015 in San Diego, California, to, among other things, consider and vote upon a proposal to adopt the Agreement and Plan of Merger by and among BD, Merger Corp and CareFusion.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT/PROSPECTUS

The following information supplements the definitive proxy statement/prospectus. This supplemental information should be read in conjunction with the definitive proxy statement/prospectus, which we urge you to read in its entirety. As noted above, none of the defendants has admitted wrongdoing of any kind, including but not limited to inadequacies in any disclosure, the materiality of any disclosure that the plaintiffs contend should have been made, any breach of any fiduciary duty, or aiding or abetting any of the foregoing. Capitalized terms used but not defined herein have the meanings set forth in the definitive proxy statement/prospectus. The additional disclosures are as follows:

1) Background of the Merger

The following paragraph on page 54 of the definitive proxy statement/prospectus is supplemented by the addition of the text highlighted in bold below:

Members of senior management and the board of each of BD and CareFusion periodically review and assess their respective company’s financial performance and operations, financial condition and industry and regulatory developments in the context of their respective company’s long-term strategic goals and plans. These reviews have included consideration, from time to time, of potential strategic opportunities to enhance stockholder value, including strategic acquisitions and divestitures, business combinations and other financial and strategic alternatives. These assessments have also included discussions about the future of the medical technology industry and industry dynamics, including the increasing importance of global scale in the industry. In the past, such reviews and assessments by BD’s and CareFusion’s senior management and the BD and CareFusion board of directors have resulted in divestitures of non-core businesses of each company and the expansion of each company’s respective businesses through organic growth initiatives and acquisitions that support their respective strategic plans. In connection with these assessments, CareFusion received investment banking advice from Barclays Capital Inc. (which is referred to as “Barclays”) concerning potential acquisitions by CareFusion.

The following paragraph is inserted between the first and second paragraphs under the heading “Background of the Merger” on page 54 of the definitive proxy statement/prospectus:

In January 2013, CareFusion received an unsolicited acquisition proposal from a potential third-party strategic acquirer. In connection with its review and response to that proposal, in February 2013, the CareFusion board of directors retained Morgan Stanley & Co. LLC (“Morgan Stanley”) as a financial advisor. After considering the unsolicited acquisition proposal and the company’s standalone prospects, the CareFusion board of directors rejected the unsolicited acquisition proposal as inadequate, and the potential third-party strategic acquirer declined to increase the consideration offered. Morgan Stanley continued to advise CareFusion with respect to the value of the company in 2013 and early 2014 and was entitled to receive a fee, under certain circumstances, in the event of an acquisition of CareFusion during a contractually specified period following the termination of its engagement in 2014.

The following paragraph is inserted between the fourth and fifth paragraphs on page 55 of the definitive proxy statement/prospectus:

On April 23, 2014, CareFusion retained Perella Weinberg Partners LP (which is referred to as “Perella Weinberg”) to act as its financial advisor in connection with potential acquisitions by CareFusion and a potential sale of the company. Perella Weinberg had previously provided advice to CareFusion, including with respect to potential acquisitions by CareFusion, but had not been formally retained by the company prior to April 2014.

The following paragraph on page 58 of the definitive proxy statement/prospectus is supplemented by the addition of the text highlighted in bold below:

On September 8, 2014, the CareFusion board of directors held a telephonic meeting to discuss the potential transaction with BD. Members of CareFusion senior management and representatives of Wachtell Lipton also attended the meeting. Mr. Gallahue reported to the CareFusion board of directors on his discussion with Mr. Forlenza and the communications between Perella Weinberg and Goldman Sachs. Among other things, Mr. Gallahue reported that BD was unwilling to raise its proposed transaction price to $60.00 per CareFusion share, and he indicated that he thought that BD would likely respond with a revised indication of interest above

$56.00 per CareFusion share, and that it would likely be BD’s best and final offer. The CareFusion board of directors again discussed the merits of the potential transaction with BD, weighing the risks of pursuing its strategy as a standalone company against the potential benefits associated with proceeding with a potential transaction with BD. Following discussion, the CareFusion board of directors indicated that if BD responded with a revised indication of interest of at least $58.00 per CareFusion share, it would support moving forward with discussions with BD and the commencement of negotiations of a definitive transaction agreement.

The following paragraph on pages 58-59 of the definitive proxy statement/prospectus is supplemented by the addition of the text highlighted in bold below:

On September 8, 2014, Mr. Forlenza spoke with Mr. Gallahue by telephone to negotiate a potential indicative price for an acquisition of CareFusion by BD. Mr. Forlenza presented BD’s revised indication of interest with indicative consideration of $57.00 per CareFusion share, consisting of a mix of cash and BD common stock with the cash portion exceeding 70% of the overall consideration. As authorized by the CareFusion board of directors, Mr. Gallahue indicated that, based on his discussions with the CareFusion board of directors to date, the CareFusion board of directors would not be willing to proceed with a transaction at a price of $57.00 per CareFusion share. Mr. Gallahue and Mr. Forlenza then discussed an indicative price of $58.00 per share of CareFusion common stock, to be paid in cash and BD common stock in an amount to be determined, and concluded after discussion that a transaction at such a price might be possible, given the prior support of their respective boards for a transaction at an indicative price of $58.00 per CareFusion share. They agreed to reach out to their respective boards to confirm that they would be willing to pursue the next phase of negotiating a potential transaction and conducting further diligence, at an indicative price of $58.00 per share of CareFusion common stock. Each of Messrs. Forlenza and Gallahue then updated their respective boards of directors about the revised terms and that both companies were willing to proceed to the next phase of negotiations for a potential transaction at the indicative price of $58.00 per share of CareFusion common stock, for which each of the companies’ boards of directors had previously indicated its support.

The following paragraph on page 60 of the definitive proxy statement/prospectus is supplemented by the addition of the text highlighted in bold below:

On September 25, 2014, Mr. Gallahue and Mr. Forlenza spoke by telephone to discuss the status of diligence efforts and the revised draft of the merger agreement prepared by Wachtell Lipton. Mr. Forlenza and Mr. Gallahue also discussed the combined company and the proposed approach to integration planning. Mr. Forlenza also indicated that BD would likely want to increase the cash portion of the consideration so that it consisted of more than 70% of the overall consideration value. During the call, Mr. Forlenza confirmed to Mr. Gallahue that if the transaction was completed, Mr. Gallahue would not join the combined company. Prior to this date, the possibility of post-merger employment for Mr. Gallahue with BD had not been discussed with Mr. Gallahue.

The following paragraph on page 63 of the definitive proxy statement/prospectus is supplemented by the addition of the text highlighted in bold below:

The full CareFusion board of directors then met to discuss the potential transaction. Members of CareFusion’s senior management and representatives of Perella Weinberg and Wachtell Lipton also attended the meeting. During this meeting, the CareFusion board of directors reviewed CareFusion’s strategic alternatives. Wachtell Lipton summarized the material terms of the proposed merger agreement and reported on the resolution of open issues during the course of negotiations with BD. Wachtell Lipton also reviewed with the CareFusion board of directors its fiduciary obligations. Perella Weinberg provided to the CareFusion board of directors Perella Weinberg’s financial analysis of the transaction, and Perella Weinberg rendered to the CareFusion board of directors an oral opinion, confirmed by delivery of a written opinion dated October 5, 2014, that as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in its opinion, the consideration to be received by the holders of shares of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Perella Weinberg is more fully described in the Section entitled “—Opinion of CareFusion’s Financial Advisor.” After discussions, including as to the matters discussed below in the section entitled “—Recommendation of the CareFusion Board of Directors; CareFusion’s Reasons for the Merger;” the

CareFusion board of directors, by unanimous vote of all its members, approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of CareFusion and its stockholders, and resolved to recommend that CareFusion’s stockholders vote to adopt the merger agreement. Neither Morgan Stanley nor Barclays advised CareFusion or its board of directors in connection with the negotiation or evaluation of the merger agreement with BD or the transactions contemplated thereby.

2) Opinion of CareFusion’s Financial Advisor

The subsection entitled “Opinion of CareFusion’s Financial Advisor” in the definitive proxy statement/prospectus is amended and supplemented as described below.

Selected Publicly Traded Companies Analysis of CareFusion

Reference is made to the subsection of the definitive proxy statement/prospectus entitled “Opinion of CareFusion’s Financial Advisor—Selected Publicly Traded Companies Analysis of CareFusion” beginning on page 70 of the definitive proxy statement/prospectus, which is amended and supplemented by the text highlighted in bold below:

Perella Weinberg reviewed and compared certain financial information for CareFusion to corresponding financial information, ratios and public market multiples for certain publicly held companies in the medical technology industry. Although none of the following companies are identical to CareFusion, Perella Weinberg selected these companies because they had publicly traded equity securities and were deemed to be similar to CareFusion in one or more respects, including operating in the medical technology, life science and diagnostic tools industries, engaged in the development, manufacture and sale of medical devices, instrument systems and reagents used by healthcare institutions, life science researchers, clinical laboratories and the pharmaceutical industry.

CareFusion Selected Publicly Traded Companies	EV/2015E EBITDA Multiple	Price/2015E EPS Multiple
Johnson & Johnson	11.2x	17.2x
Medtronic, Inc.	10.0x	15.9x
Abbott Laboratories	11.2x	17.7x
Baxter International Inc.	10.3x	13.8x
Stryker Corporation	11.1x	16.4x
St. Jude Medical, Inc.	11.1x	14.9x
Boston Scientific Corporation	11.0x	13.8x
Zimmer Holdings, Inc.	9.4x	16.5x
Smith & Nephew plc	11.5x	18.7x
C. R. Bard, Inc.	12.0x	16.7x
Hospira, Inc.	12.8x	22.1x
Getinge AB	10.5x	15.8x
ResMed, Inc.	12.8x	19.7x
Teleflex Incorporated	12.2x	17.7x
Omnicell, Inc.	10.8x	21.0x

For each of the selected companies, Perella Weinberg calculated and compared financial information and various financial market multiples and ratios, including those identified above, based on company filings for historical information and consensus third party research estimates prepared by the Institutional Brokers’ Estimate System, or I/B/E/S per FactSet, for forecasted information. For CareFusion, Perella Weinberg made calculations based on company filings for historical information and third party research estimates from I/B/E/S per FactSet for forecasted information.

With respect to CareFusion and each of the selected companies, Perella Weinberg reviewed enterprise value as of October 3, 2014 as a multiple of estimated 2015 earnings before interest, taxes, depreciation and amortization (“EBITDA”), and share price to estimated 2015 earnings per share, or EPS. The results of these analyses are summarized in the following table:

EV/2015E EBITDA Multiple
	Average	Median
CareFusion Selected Public Trading Comparables	11.2x	11.1x

Share Price/2015E Earnings Multiple
	Average	Median
CareFusion Selected Public Trading Comparables	17.2x	16.7x

With respect to CareFusion, Perella Weinberg also reviewed the average multiples of enterprise value to EBITDA during the 6-month, 1-year and 2-year periods prior to October 3, 2014, and average multiples of share price to EPS during the same periods. The results of these analyses are summarized in the following table:

Average EV/EBITDA Multiple
6 Months	1 Year	2 Years
8.8x	8.5x	7.8x

Average Share Price/Earnings Multiple
6 Months	1 Year	2 Years
16.1x	16.0x	15.1x

Based on the multiples calculated above, Perella Weinberg’s analyses of the various selected publicly traded companies and on professional judgments made by Perella Weinberg, Perella Weinberg selected representative ranges of multiples of 9.0x – 11.0x to apply to estimated 2015 EBITDA of CareFusion and 15.0x – 18.0x to apply to estimated 2015 EPS reference ranges for CareFusion common stock of approximately $42.50 to $51.75 based on estimated 2015 EBITDA and approximately $40.75 to $49.00 based on estimated 2015 EPS. Perella Weinberg compared these ranges to the $58.00 implied value per share merger consideration to be received by the holders of CareFusion common stock (other than CareFusion excluded shares) pursuant to the merger.

Although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to CareFusion’s business. Accordingly, Perella Weinberg’s comparison of selected companies to CareFusion and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and CareFusion.

Discounted Cash Flow Analysis of CareFusion

Reference is made to the subsection of the definitive proxy statement/prospectus entitled “Opinion of CareFusion’s Financial Advisor—Discounted Cash Flow Analysis of CareFusion” beginning on page 73 of the definitive proxy statement/prospectus, which is amended and supplemented by the text highlighted in bold below:

Perella Weinberg conducted a discounted cash flow analysis for CareFusion based on Management Case 1 and Management Case 2 for fiscal years 2015 to 2019 and extrapolations of such forecasts for fiscal years 2020 to 2024 (see “—Certain Unaudited Prospective Financial Information”) by:

•

calculating, in each case, the present value as of October 3, 2014 of the estimated standalone unlevered free cash flows (calculated as adjusted earnings before interest payments after taxes, plus depreciation and amortization, minus capital expenditures and restructuring and acquisition integration charges, and adjusting for changes in net working capital and other cash flows) that CareFusion could generate for the remainder of fiscal year 2015 through fiscal year 2024 using discount rates ranging from 8.0% to 9.0% based on estimates of the weighted average cost of capital of CareFusion derived using the CAPM, and

•	adding, in each case, terminal values calculated using perpetuity growth rates ranging from 1.5% to 2.5% and discounted using rates ranging from 8.0% to 9.0%.

The range of perpetuity growth rates was estimated by Perella Weinberg utilizing its professional judgment and experiences, taking into account market expectations regarding long-term real growth of gross domestic product and inflation. Perella Weinberg also cross-checked these estimates of perpetuity growth rates against the EBITDA multiples implied by these growth rates and a range of discount rates to be applied to CareFusion’s future unlevered cash flow forecasts.

Perella Weinberg used a range of discount rates from 8.0% to 9.0% derived by application of the CAPM, which takes into account certain company-specific metrics, including CareFusion’s target capital structure, the cost of long-term debt, forecasted tax rate and Barra predicted beta, as well as certain financial metrics for the United States financial markets generally.

In this discounted cash flow analysis, Perella Weinberg treated stock-based compensation as a non-cash expense in its calculation of unlevered free cash flows.

From the range of implied enterprise values, Perella Weinberg derived ranges of implied equity values for CareFusion (discounted at 8.0% to 9.0% and using perpetuity growth rates ranging from 1.5% to 2.5%). To calculate the implied equity value from the implied enterprise value, Perella Weinberg subtracted debt and contingent consideration and added cash and cash equivalents and equity and unconsolidated investments. Perella Weinberg calculated implied value per share by dividing the implied equity value by the fully diluted shares (using the treasury method). These analyses resulted in the following implied per share equity reference range for CareFusion common stock:

Range of Implied Present Value Per Share
Management Case 1	$46.00 - $58.00
Management Case 2	$50.00 - $63.25

Selected Publicly Traded Companies Analysis of BD

Reference is made to the subsection of the definitive proxy statement/prospectus entitled “Opinion of CareFusion’s Financial Advisor—Selected Publicly Traded Companies Analysis of BD” beginning on page 74 of the definitive proxy statement/prospectus, which is amended and supplemented by the text highlighted in bold below:

Perella Weinberg reviewed and compared certain financial information for BD to corresponding financial information, ratios and public market multiples for certain publicly held companies in the medical technology industry. Although none of the following companies are identical to BD, Perella Weinberg selected these companies because they had publicly traded equity securities and were deemed to be similar to BD in one or more respects, including operating in the medical technology, life science and diagnostic tools industries, engaged in the development, manufacture and sale of medical devices, instrument systems and reagents used by healthcare institutions, life science researchers, clinical laboratories and the pharmaceutical industry.

BD Selected Publicly Traded Companies	EV/2015E EBITDA Multiple	Price/2015E EPS Multiple
Johnson & Johnson	11.1x	16.9x
Medtronic, Inc.	9.9x	15.6x
Abbott Laboratories	11.0x	17.2x

BD Selected Publicly Traded Companies	EV/2015E EBITDA Multiple	Price/2015E EPS Multiple
Baxter International Inc.	10.2x	13.7x
Stryker Corporation	10.9x	16.0x
St. Jude Medical, Inc.	10.9x	14.6x
Boston Scientific Corporation	10.8x	13.4x
Zimmer Holdings, Inc.	9.3x	16.2x
Smith & Nephew plc	11.1x	18.2x
C. R. Bard, Inc.	11.9x	16.3x
Hospira, Inc.	12.7x	22.2x
Getinge AB	9.9x	14.9x
ResMed, Inc.	12.5x	19.2x
Teleflex Incorporated	11.8x	17.0x
Thermo Fisher Scientific Inc.	14.6x	15.9x
Danaher Corporation	11.1x	18.7x
Hologic, Inc.	11.8x	15.8x
Qiagen N.V.	13.6x	19.4x

For each of the selected companies, Perella Weinberg calculated and compared financial information and various financial market multiples and ratios, including those identified above, based on company filings for historical information and consensus third party research estimates prepared by the Institutional Brokers’ Estimate System, or “I/B/E/S” per FactSet, for forecasted information. Perella Weinberg made calculations based on company filings for historical information and third party research estimates from I/B/E/S per FactSet for forecasted information.

With respect to BD and each of the selected companies, Perella Weinberg reviewed enterprise value as of October 3, 2014 as a multiple of estimated 2015 EBITDA, and share price to estimated 2015 EPS. The results of these analyses are summarized in the following table:

EV/2015E EBITDA Multiple
	Average	Median
BD Selected Public Trading Comparables	11.3x	11.1x

Share Price/2015E Earnings Multiple
	Average	Median
BD Selected Public Trading Comparables	16.6x	16.2x

With respect to BD, Perella Weinberg also reviewed the average multiples of enterprise value to EBITDA during the 6-month, 1-year and 2-year periods prior to October 3, 2014, and average multiples of share price to EPS during the same periods. The results of these analyses are summarized in the following table:

Average EV/EBITDA Multiple
6 Months	1 Year	2 Years
9.8x	9.8x	9.2x

Average Share Price/Earnings Multiple
6 Months	1 Year	2 Years
17.4x	17.3x	16.2x

Based on the multiples calculated above, Perella Weinberg’s analyses of the various selected publicly traded companies and on professional judgments made by Perella Weinberg, Perella Weinberg also selected representative ranges of multiples of 9.0x – 12.0x to apply to estimated 2015 EBITDA of BD and 15.0x – 19.0x to apply to estimated 2015 EPS of BD. Perella Weinberg noted that this analysis implied average per share equity value reference ranges for BD common stock of approximately $101.50 to $137.50 based on estimated 2015 EBITDA and approximately $103.25 to $130.75 based on estimated 2015 EPS. Perella Weinberg compared these ranges to the $115.84 closing market price per share of BD common stock on October 3, 2014.

Although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to BD’s business. Accordingly, Perella Weinberg’s comparison of selected companies to BD and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and BD.

Discounted Cash Flow Analysis of BD

The following paragraph is inserted between the third and fourth paragraphs under the heading “Discounted Cash Flow Analysis of BD” on 76 of the definitive proxy statement/prospectus:

In this discounted cash flow analysis, Perella Weinberg treated stock-based compensation as a non-cash expense in its calculation of unlevered free cash flows.

3) Certain Unaudited Prospective Financial Information

Reference is made to the subsection of the definitive proxy statement/prospectus entitled “Certain Unaudited Financial Information—Management Case 1” beginning on page 80 of the definitive proxy statement/prospectus, which is amended and supplemented by the text highlighted in bold below:

Management Case 1

The following table presents a summary of the internal financial forecasts for Management Case 1 that were prepared by CareFusion’s management (dollars in millions and rounded to the nearest million):(2)(3)

	2015E	2016E	2017E	2018E	2019E
Revenues	$4,080	$4,279	$4,463	$4,634	$4,751
Adjusted EBITDA(1)	989	1,104	1,200	1,290	1,358
EBITDA(1)	931	1,059	1,152	1,235	1,283
Capital Expenditures	(120)	(125)	(125)	(128)	(131)

(1)	EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as an alternative to operating income or net earnings as a measure of operating performance, or as an alternative to cash flows, as a measure of liquidity. EBITDA is defined as earnings before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA also excludes restructuring and acquisition integration charges for the fiscal years ended June 30, 2015E, 2016E, 2017E, 2018E and 2019E, as follows: $58, $45, $48, $55 and $75.
(2)

In addition to the forecasts set forth above, the following extension of such forecasts was prepared at the direction of CareFusion’s management, and CareFusion’s management reviewed such extension and approved such extension for use by Perella Weinberg in their financial analyses (dollars in millions and rounded to the nearest million): EBITDA for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E was projected to be $1,316, $1,347, $1,377, $1,407 and $1,435, respectively. Adjusted EBITDA for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E was projected to be $1,391, $1,422, $1,452, $1,482 and $1,510, respectively. Restructuring and acquisition integration charges for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E, were projected to be $(75), $(75), $(75), $(75)

and $(75), respectively. Revenues for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E were projected to be $4,866, $4,979, $5,089, $5,196 and $5,300, respectively. Capital expenditures for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E were projected to be $(134), $(147), $(161), $(174) and $(203), respectively.
(3)	The estimated unlevered free cash flows for CareFusion calculated by Perella Weinberg based on the internal financial forecasts for CareFusion (including the internal financial forecast of EBITDA) prepared by CareFusion’s management and the extension thereof for the fiscal years ended June 30, 2015E-2024E were as follows (dollars in millions and rounded to the nearest million): $552, $642, $696, $748, $790, $807, $805, $802, $797, and $782. CareFusion’s management reviewed such unlevered free cash flows and approved them for use by Perella Weinberg in their financial analyses.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is provided below (dollars in millions and rounded to the nearest million):

	2015E	2016E	2017E	2018E	2019E
Adjusted EBITDA	$989	$1,104	$1,200	$1,290	$1,358
Depreciation and non-M&A-related amortization	(127)	(137)	(128)	(132)	(148)
Interest expense	(103)	(115)	(112)	(112)	(112)
Income taxes	(220)	(243)	(274)	(298)	(313)
Adjusted Net Income	539	609	686	748	785
After-tax effect of non-recurring charges and M&A-related amortization	(88)	(82)	(82)	(82)	(81)
GAAP Net Income	451	527	604	666	704

A reconciliation of unlevered free cash flow to the most directly comparable GAAP measure is provided below (dollars in millions and rounded to the nearest million).

	2015E	2016E	2017E	2018E	2019E
Income before taxes	$731	$843	$948	$1,033	$1,087
Income taxes	(212)	(240)	(270)	(294)	(310)
Depreciation and amortization	200	216	204	202	197
Increase in net working capital	(47)	(52)	(61)	(65)	(53)
Capital expenditures	(120)	(125)	(125)	(128)	(131)
Unlevered free cash flow	552	642	696	748	790

	2020E	2021E	2022E	2023E	2024E
Income before taxes	$1,119	$1,150	$1,182	$1,212	$1,242
Income taxes	(330)	(351)	(372)	(394)	(410)
Depreciation and amortization	197	196	196	194	193
Increase in net working capital	(45)	(44)	(43)	(42)	(40)
Capital expenditures	(134)	(147)	(161)	(174)	(203)
Unlevered free cash flow	807	805	802	797	782

Reference is made to the subsection of the definitive proxy statement/prospectus entitled “Certain Unaudited Financial Information—Management Case 2” beginning on page 82 of the definitive proxy statement/prospectus, which is amended and supplemented by the text highlighted in bold below:

Management Case 2

The following table presents a summary of the internal financial forecasts for Management Case 2 that were prepared by CareFusion’s management (dollars in millions and rounded to the nearest million):(2)(3)

	2015E	2016E	2017E	2018E	2019E
Revenues	$4,100	$4,358	$4,554	$4,717	$4,859
Adjusted EBITDA(1)	999	1,135	1,232	1,363	1,457
EBITDA(1)	937	1,090	1,183	1,309	1,382
Capital Expenditures	(120)	(125)	(125)	(128)	(131)

(1)	EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as an alternative to operating income or net earnings as a measure of operating performance, or as an alternative to cash flows, as a measure of liquidity. EBITDA is defined as earnings before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA also excludes restructuring and acquisition integration charges for the fiscal years ended June 30, 2015E, 2016E, 2017E, 2018E and 2019E, as follows: $62, $45, $48, $55 and $75.
(2)	In addition to the forecasts set forth above, the following extension of such forecasts was prepared at the direction of CareFusion’s management, and CareFusion’s management reviewed such extension and approved such extension for use by Perella Weinberg in their financial analyses (dollars in millions and rounded to the nearest million): EBITDA for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E was projected to be $1,422, $1,460, $1,496, $1,530 and $1,561, respectively. Adjusted EBITDA for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E was projected to be $1,497, $1,535, $1,571, $1,605 and $1,636, respectively. Restructuring and acquisition integration charges for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E, were projected to be $(75), $(75), $(75), $(75) and $(75), respectively. Revenues for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E were projected to be $4,996, $5,126, $5,249, $5,365 and $5,472, respectively. Capital expenditures for the fiscal years ended June 30, 2020E, 2021E, 2022E, 2023E and 2024E were projected to be $(135), $(148), $(163), $(177) and $(204), respectively.
(3)	The estimated unlevered free cash flows for CareFusion calculated by Perella Weinberg based on the internal financial forecasts for CareFusion (including the internal financial forecast of EBITDA) prepared by CareFusion’s management and the extension thereof for the fiscal years ended June 30, 2015E-2024E were as follows (dollars in millions and rounded to the nearest million): $555, $649, $721, $818, $865, $875, $878, $878, $876, and $865. CareFusion’s management reviewed such unlevered free cash flows and approved them for use by Perella Weinberg in their financial analyses.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is provided below (dollars in millions and rounded to the nearest million).

	2015E	2016E	2017E	2018E	2019E
Adjusted EBITDA	$999	$1,135	$1,232	$1,363	$1,457
Depreciation and non-M&A-related amortization	(126)	(138)	(129)	(132)	(148)
Interest expense	(103)	(115)	(112)	(112)	(112)
Income taxes	(216)	(243)	(273)	(308)	(329)
Adjusted Net Income	554	640	719	811	868
After-tax effect of non-recurring charges and M&A-related amortization	(94)	(84)	(83)	(82)	(82)
GAAP Net Income	460	556	636	729	786

A reconciliation of unlevered free cash flow to the most directly comparable GAAP measure is provided below (dollars in millions and rounded to the nearest million).

	2015E	2016E	2017E	2018E	2019E
Income before taxes	$738	$874	$979	$1,107	$1,185
Income taxes	(207)	(241)	(269)	(304)	(326)
Depreciation and amortization	199	216	204	202	197
Increase in net working capital	(55)	(75)	(68)	(59)	(60)
Capital expenditures	(120)	(125)	(125)	(128)	(131)
Unlevered free cash flow	555	649	721	818	865

	2020E	2021E	2022E	2023E	2024E
Income before taxes	$1,224	$1,263	$1,299	$1,334	$1,366
Income taxes	(361)	(385)	(409)	(433)	(451)
Depreciation and amortization	198	197	197	196	194
Increase in net working capital	(51)	(49)	(46)	(44)	(40)
Capital expenditures	(135)	(148)	(163)	(177)	(204)
Unlevered free cash flow	875	878	878	876	865

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FORWARD-LOOKING STATEMENTS

This communication contains certain estimates and other forward-looking statements (as defined under Federal securities laws). Forward looking statements generally are accompanied by words such as “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the estimated or anticipated future results of BD, and of the combined company following BD’s proposed acquisition of CareFusion, the anticipated benefits of the proposed combination, including estimated synergies, the expected timing of completion of the transaction and other statements that are not historical facts. These statements are based on the current expectations of BD and CareFusion management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding BD and CareFusion’s respective businesses and the proposed acquisition, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the ability of the parties to successfully close the proposed acquisition, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction; risks relating to the integration of CareFusion’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; the outcome of any legal proceedings related to the proposed merger; access to available financing for the refinancing of BD’s or CareFusion’s debt on a timely basis and reasonable terms; the ability to market and sell CareFusion’s products in new markets, including the ability to obtain necessary regulatory product registrations and clearances; the loss of key senior management or other associates; the anticipated demand for BD’s and CareFusion’s products, including the risk of future reductions in government healthcare funding, changes in reimbursement rates or changes in healthcare practices that could result in lower utilization rates or pricing pressures; the impact of competition in the medical device industry; the risks of fluctuations in interest or foreign currency exchange rates; product liability claims; difficulties inherent in product development, including the timing or outcome of product development efforts, the ability to obtain regulatory approvals and clearances and the timing and market success of product launches; risks relating to fluctuations in the cost and availability of raw materials and other sourced products and the ability to maintain favorable supplier arrangements and relationships; successful compliance with governmental regulations applicable to BD, CareFusion and the combined company; changes in regional, national or foreign economic conditions; uncertainties of litigation, as well as other factors discussed in BD’s and CareFusion’s respective filings with the Securities Exchange Commission (SEC). BD and CareFusion do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

IMPORTANT INFORMATION FOR INVESTORS

In connection with the proposed transaction, BD filed with the SEC a registration statement on Form S-4 that included a preliminary prospectus of BD and that also constitutes a preliminary proxy statement of CareFusion. The registration statement has been declared effective by the SEC, and the definitive proxy statement/prospectus was delivered to stockholders of CareFusion on or about December 19, 2014. BD and CareFusion also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the registration statement and the definitive proxy statement/prospectus and other relevant documents filed by BD and CareFusion with the SEC at the SEC’s website at www.sec.gov. In addition, you will be able to obtain free copies of these documents by phone, e-mail or written request by contacting the investor relations department of BD or CareFusion at the following: Monique N. Dolecki, Investor Relations – 201-847-5378 Monique_Dolecki@bd.com or Jim Mazzola, Investor Relations – 858-617-1203 Jim.Mazzola@CareFusion.com

PARTICIPANTS IN THE SOLICITATION

BD and CareFusion and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about BD’s directors and executive officers is available in BD’s proxy statement dated December 18, 2014, for its 2015 Annual Meeting of Shareholders and subsequent SEC filings. Information about CareFusion’s directors and executive officers is available in CareFusion’s proxy statement dated September 25, 2014, for its 2014 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from BD or CareFusion as indicated above. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio

Name:	Gary DeFazio
Title:	Vice President and Corporate Secretary

Date: January 5, 2015